                     MAFCO CONSOLIDATED GROUP INC.

                 Presentation to the Special Committee
                       of the Board of Directors

                           February 20, 1997

                         MAFCO CONSOLIDATED GROUP INC.

                         Pro Forma Ownership Structure

Ronald O. Perelman
       |
  100% |
       |
Mafco Holdings Inc.
("Mafco Holdings")
       |
  85%  |
       |                             36%
Mafco Consolidated Group Inc.-------------------Power Control Technologies Inc.
      (the "Company")                                       ("PCT")
       |                                                       |
 80.2% | (97.6% Voting)                                   100% |
       |                                                       |
Consolidated Cigar Holdings Inc.                PCT International Holdings Inc.
("Cigar Holdings")                                   ("PCT International")
  100% |                                                  100% |
       |                                                       |
Consolidated Cigar Corporation                  Flavors Holdings Inc.
("Consolidated Cigar")                          ("Flavors Holdings")

                         MAFCO CONSOLIDATED GROUP INC.
--------------------------------------------------------------------------------
                              Transaction Summary

Description                   o Acquisition by Mafco Holdings  ("Holdings") of
                                the approximately 15% of the outstanding shares of Mafco Consolidated Group Inc. ("Mafco") not currently held by Holdings

Merger Consideration          o $43.50 cash, $10.00 of which is payable
                                immediately as a special dividend, plus the following percentages of the excess, if any, between $33.00 and the closing stock price
                                (the "Excess Price") of Consolidated Cigar
                                Holding Inc. ("Cigar") 10 days prior to closing:

                                (i) 100% of the Excess Price if the gross sales
                                    price per share of Cigar received in the planned secondary offering (the "Cigar Offering") exceeds $33.00 per share, or

                               (ii) Approximately 80% of the Excess
                                    Price if the gross sales price per share received in the Cigar Offering is less than $33.00 per share

Premium to Unaffected Price   o 60.4% (based on 1/20/97 closing
                                price of $27.125)

Cigar Secondary Offering      o Not a condition to closing

Shareholder Vote Required     o Yes (assured due to 85% parent ownership)

Fiduciary Out:                o Yes, but not based on Cigar stock price

                        MAFCO CONSOLIDATED GROUP INC.
                       Valuation Considerations Summary
              Balance Sheet Information as of December 31, 1996



                                                      Aggregate Value ($MM)                                Per Share
                                             ---------------------------------------------   -------------------------------------
                                                 M&F             Expected Value                  M&F            Expected Value
                                               Estimate               Range                    Estimate             Range
                                             -----------   ----------------------------      -----------    ----------------------
Cash (12/31/96)                               $414.7         $   414.7  -  $  414.7          $16.65         $16.65  -  $16.65
Mafco Tax Liability                            (40.0)            (40.0)       (40.0)          (1.61)         (1.61)     (1.61)
Flavors Transaction Costs                       (3.6)             (3.6)        (3.6)          (0.14)         (0.14)     (0.14)
                                             -------           -------    ---------          ------         ------     ------
                                              $371.1         $   371.1     $  371.1          $14.90         $14.90     $14.90

Assets (1)                                     142.6             168.0        189.7            5.73           6.75       7.62

Liabilities (1)                               (188.0)           (161.7)      (121.0)          (7.55)         (6.50)     (4.86)

Option Proceeds (2)                             31.9              31.9         31.9            1.28           1.28       1.28
                                             -------           -------    ---------          ------         ------     ------
Net Asset Value (excluding Cigar)             $357.6          $  409.3     $  471.7          $14.36         $16.44  -  $18.94
                                                                                             ------         ------     ------

CIG
  24.6MM common shares at $24.50 / Share (3)  $602.7          $  602.7     $  602.7          $24.20         $24.20     $24.20
                                             -------           -------    ---------          ------         ------     ------
Pre-Tax Value                                 $960.3          $1,012.0 -   $1,074.4          $38.57         $40.64     $43.15
                                                                                             ------         ------     ------
Potential Cigar Tax Liability (4)                                                             (1.50)         (1.50)     (1.50)
                                                                                             ------         ------     ------
Adjusted After-Tax Value                                                                     $37.07         $39.14  -  $41.65
                                                                                             ======          ======    ======

---------------------------
Notes:
(1) Refer to Assets / Liabilities Detail for breakdown.
(2) Assumes total shares of 23.2MM and options of 1.7MM (average exercise price of $19.19/share).
(3) Market price as of 1/20/97, the day prior to the Mafco announcement.
(4) Assumes $1.50 per share tax liability which would be payable upon sale of Cigar shares by Mafco. Reflects Mafco's negative tax basis in Cigar shares and long-term capital gains tax paid.

                        MAFCO CONSOLIDATED GROUP INC.
                         Assets / Liabilities Detail
              Balance Sheet Information as of December 31, 1996


                                                Aggregate Value ($MM)             Per Share
                                            -------------------------  ------------------------
                                               M&F     Expected Value     M&F    Expected Value
                                            Estimate        Range      Estimate       Range
                  Item                         (1)                        (1)                             Description
------------------------------------------  --------   --------------  --------  --------------  ----------------------------------
ATP
  5.9MM Common Shares at $7.375 / share (2)  $ 43.8    $ 43.8-$ 43.8     $1.76    $1.76 - $1.76
  Preferred                                    20.0      20.0   20.0      0.80     0.80    0.80
Fisher option                                   4.3       4.3    4.3      0.17     0.17    0.17  Represents an option to purchase
                                                                                                 the Hampton, NH facility
Sale of properties, net of carrying costs       6.3       6.3    6.3      0.25     0.25    0.25  Home loans payable to the Company
                                                                                                 by Abex employees
Receipt on Cigar note                          48.7      48.7   48.7      1.96     1.96    1.96
Receipt on Flavors note                         6.7       6.7    6.7      0.27     0.27    0.27  Payments accrued by Flavors
Release of investment (Insurance L/C)           3.5       3.5    3.5      0.14     0.14    0.14
Release of investment (Friction L/C)            9.3       9.3    9.3      0.37     0.37    0.37  Letters of credit to offset the
                                                                                                 Friction asbestos claims
Pension asset (overfunding of $62.6MM)           -       24.0   43.3       -       0.96    1.74  Pension asset on balance sheet at
                                                                                                 $62.6MM (12/31/96)
                                                                                                 Expected Value equal to $24MM
                                                                                                 (based on amount that can offset
                                                                                                 post-retirement liabilities) plus
                                                                                                 50% of remaining pension
                                                                                                 overfunding (assumes 40% taxes plus
                                                                                                 10% non-deductible excise tax)
Asbestos Receivable                              -        1.4    3.8       -       0.06    0.15  Book value of $6.1MM; no assigned
                                                                                                 value by M&F Expected Value range
                                                                                                 is equal to $1.4MM (undisputed) to
                                                                                                 $1.4MM plus 50% of the remainder
                                             ------    ------ ------     -----    -----   -----
Total Assets                                 $142.6    $168.0-$189.7     $5.73    $6.75 - $7.62

----------------------
Notes:
(1) Discounted at LIBOR + 4.5%.
(2) Market price as of 1/20/97, the day prior to the Mafco announcement.

                        MAFCO CONSOLIDATED GROUP INC.
                         Assets / Liabilities Detail
              Balance Sheet Information as of December 31, 1996

                                                Aggregate Value ($MM)             Per Share
                                            -------------------------  ------------------------
                                               M&F     Expected Value     M&F    Expected Value
                                            Estimate        Range      Estimate       Range
                  Item                         (1)                        (1)                             Description
------------------------------------------  --------   --------------  --------  --------------  ----------------------------------
Liabilities
  Post-retirement medical                    $ 40.8    $ 40.8-$ 40.8     $1.64   $1.64 - $1.64   Covers 2,800 participants (former
                                                                                                 Abex employees)
  Post-retirement medical-third party admin.    2.7       2.7    2.7      0.11    0.11    0.11   Third party management costs of
                                                                                                 administering post-retirement
                                                                                                 medical benefits; 20 year run out
                                                                                                 following year 2000
  Non-qualified benefit plans                   8.0       8.0    8.0      0.32    0.32    0.32   Covers 6 plans (former Abex
                                                                                                 employees)
  Benefit plan administration costs             4.2       4.2    4.2      0.17    0.17    0.17   Covers internal and external
                                                                                                 administrative costs
  Insurance                                    12.1      12.1   12.1      0.49    0.49    0.49   Represents premiums for product
                                                                                                 liability claims (for "old and
                                                                                                 closed" facilities)
                                                                                                 Also includes workers'
                                                                                                 compensation claims (actual
                                                                                                 benefits) 15 year run out
                                                                                                 following year 2000 ($600K per
                                                                                                 year liability)
  Separation agreement fee to Fisher            4.8       4.8    4.8      0.19    0.19    0.19
  Leases                                        6.2       6.2    6.2      0.25    0.25    0.25   Represents primary lease
                                                                                                 obligation net of sublease income
                                                                                                 Assumes leases up for renewal are
                                                                                                 renewed on similar terms
  Litigation                                    3.9       1.0    3.9      0.16    0.04    0.16   Environmental liability related to
                                                                                                 the CPC building; Whitman
                                                                                                 indemnified
  Environmental                                 1.0       1.0    1.0      0.04    0.04    0.04   Internal estimates to cover
                                                                                                 indemnity
  Friction asbestos, net of reimbursement       0.9       0.9    0.9      0.04    0.04    0.04   Asbestos liability currently
                                                                                                 indemnified by Whitman
  Sherwell                                      6.0       6.0    6.0      0.24    0.24    0.24   Includes both a consulting fee
                                                                                                 payable to former CEO as well as
                                                                                                 an airplane purchase
  Internal mgt. of liabilities (non-benefits)   1.7       1.7    1.7      0.07    0.07    0.07
  Executive compensation                        8.8       8.8    8.8      0.35    0.35    0.35   Mafco executive compensation that
                                                                                                 has been accrued but deferred for
                                                                                                 tax purposes
  Corporate Expenses                           12.2       5.0   12.2      0.49    0.20    0.49   Capitalized value of future Mafco

                                                                                                 operating expenses
  Underwriting Discount                         4.6        -      -       0.18     -       -     4.0% gross spread on 5.0MM Cigar
                                                                                                 shares sold at $24.00 / share
  Tax, net of refunds                          30.0       8.0   20.0      1.20    0.32    0.80   Total potential tax liability
                                                                                                 related to Koll real estate, WTI
                                                                                                 basis and other issues;
  VSR obligation, net of taxes                 29.3       8.8   17.6      1.18    0.35    0.71   M&F records the full VSR liability
                                                                                                 based on GAAP (full potential
                                                                                                 liability);
                                                                                                 Expected VSR liability is based on
                                                                                                 range of $1.00-2.00 per VSR
  Pullman asbestos, net of reimbursement       10.8       1.0   10.8      0.43    0.04    0.43   Asbestos-related class action
                                                                                                 claims resulting from the Pullman
                                                                                                 insulation removal Claims are new
                                                                                                 since June 1995
                                                                                                 There are currently 300 claims
                                                                                                 growing at approximately 20 per
                                                                                                 month
                                                                                                 Expected Value reflects fact that
                                                                                                 the liability may reside with
                                                                                                 Wheelabrator
                                             ------    ------ ------     -----   -----   -----
Total Liabilities                            $188.0    $121.0-$161.7     $7.55   $4.86 - $6.50

                        MAFCO CONSOLIDATED GROUP INC.
================================================================================
                       Cigar Value Sensitivity Analysis


                                         Excluding Cigar Sale Tax Liability               Including Cigar Sale Tax Liability (2)
                                     ------------------------------------------        --------------------------------------------
                                           M&F           Expected Value                     M&F            Expected Value
                                       Estimate               Range                      Estimate               Range
   Net Asset Value Range             -----------  -----------------------------        -------------  -----------------------------
     (excluding Cigar)                  $14.36        $16.44         $18.94               $12.86           $14.94         $17.44
                                     -----------  --------------  -------------        -----------    -----------   ---------------

  Implied             1997E
Cigar Price          P/E (1)
-----------       ----------
 $24.50              15.8  x            $38.86        $40.94    -    $43.44               $37.36           $39.44    -    $41.94
  25.00              16.1                39.36         41.44          43.94                37.86            39.94          42.44
  26.00              16.8                40.36         42.44          44.94                38.86            40.94          43.44
  27.00              17.4                41.36         43.44          45.94                39.86            41.94          44.44
  28.00              18.1                42.36         44.44          46.94                40.86            42.94          45.44
  29.00              18.7                43.36         45.44          47.94                41.86            43.94          46.44
  30.00              19.4                44.36         46.44          48.94                42.86            44.94          47.44

Notes:
      (1) Based on mean of internal management estimate range of $1.50-1.60 EPS for 1997E.
      (2) Assumes $1.50 per share tax liability payable upon a distribution of shares to public shareholders.

                        CONSOLIDATED CIGAR HOLDINGS INC.
===============================================================================
                      Closing Share Price and Volume Analysis
                              16-Aug-96 to 19-Feb-97

[GRAPH]

DATE          PRICE     VOLUME
16-Aug-96    $28.375    4682300
19-Aug-96     30        830900
20-Aug-96     28.5      646500
21-Aug-96     28.75     264300
22-Aug-96     30.25     605200
23-Aug-96     31.25     340900
26-Aug-96     31        176000
27-Aug-96     31.25     90500
28-Aug-96     31.5      90000
29-Aug-96     31.5      38400
30-Aug-96     31.5      62800
02-Sep-96     31.50
03-Sep-96     30.5      147400
04-Sep-96     30.125    158800
05-Sep-96     30.125    119800
06-Sep-96     30.25     40500
09-Sep-96     30.875    44200
10-Sep-96     30.75     139600
11-Sep-96     30.875    104100
12-Sep-96     31.25     84900
13-Sep-96     30.75     93800
16-Sep-96     32        231700
17-Sep-96     32.125    65600
18-Sep-96     32.5      70000
19-Sep-96     32        52000
20-Sep-96     31.375    70400
23-Sep-96     31        42400
24-Sep-96     31.375    87300
25-Sep-96     31.125    19400
26-Sep-96     31        21800
27-Sep-96     30.75     29800
30-Sep-96     30.625    70900
01-Oct-96     30.375    51900
02-Oct-96     30.625    99000
03-Oct-96     30.625    53600
04-Oct-96     30.5      42200
07-Oct-96     30.375    46800
08-Oct-96     30        29900
09-Oct-96     29.375    114900
10-Oct-96     29.125    97400
11-Oct-96     28.75     157200
14-Oct-96     28.625    235800
15-Oct-96     29        80900
16-Oct-96     28        51900

17-Oct-96     27        194400
18-Oct-96     25.875    121100
21-Oct-96     25.875    192800
22-Oct-96     26.75     142400
23-Oct-96     27        87900
24-Oct-96     27.75     116600
25-Oct-96     27.75     26800
28-Oct-96    27.5       33900
29-Oct-96    26.25      53100
30-Oct-96    27         43900
31-Oct-96    27.25      437600
01-Nov-96    27.25      102700
04-Nov-96    26.125     14400
05-Nov-96    25.75      35500
06-Nov-96    26         28500
07-Nov-96    24.75      145900
08-Nov-96    24         70400
11-Nov-96    24.25      145300
12-Nov-96    25.5       46100
13-Nov-96    25.5       68100
14-Nov-96    24.625     67900
15-Nov-96    24.5       100200
18-Nov-96    24.875     12600
19-Nov-96    24.75      19500
20-Nov-96    24.75      58300
21-Nov-96    24.75      31200
22-Nov-96    25         44700
25-Nov-96    24.625     59200
26-Nov-96    24.75      38000
27-Nov-96    24.5       43500
28-Nov-96    24.50
29-Nov-96    24.375     13300
02-Dec-96    24.25      16200
03-Dec-96    24.875     24600
04-Dec-96    24.75      16500
05-Dec-96    25.5       83700
06-Dec-96    25         28900
09-Dec-96    26.125     73300
10-Dec-96    26         23800
11-Dec-96    25.875     25200
12-Dec-96    26.125     24500
13-Dec-96    26.5       20000
16-Dec-96    26.5       40000
17-Dec-96    26.125     19900
18-Dec-96    25.625     139400
19-Dec-96    25.375     33300
20-Dec-96    24.875     18900
23-Dec-96    25.5       29000
24-Dec-96    25.125     25800
25-Dec-96    25.125     0
26-Dec-96    25.25      18900
27-Dec-96    25.375     16300
30-Dec-96    24.875     46200
31-Dec-96    24.75      56600

01-Jan-97    24.75      0
02-Jan-97    24.625     88300
03-Jan-97    24.625     43900
06-Jan-97    24.75      83700
07-Jan-97    25         4100
08-Jan-97    25.625     15400
09-Jan-97    26.75      26400
10-Jan-97    27.125     29800
13-Jan-97    26.75      49700
14-Jan-97    25.875     57000
15-Jan-97    24.625     73500
16-Jan-97    24.875     127500
17-Jan-97    24.875     7900
20-Jan-97    24.5       214600
21-Jan-97    24.375     189000
22-Jan-97    24         127900
23-Jan-97    23.5       218300
24-Jan-97    23         82900
27-Jan-97    23         92200
28-Jan-97    23.375     163800
29-Jan-97    23.625     125700
30-Jan-97    23.75      34800
31-Jan-97    24.25      271400
07-Feb-97    24         78300
04-Feb-97    23.25      141600
05-Feb-97    22.875     101000
06-Feb-97    22.875     61100
07-Feb-97    23         31200
10-Feb-97    22.875     92600
11-Feb-97    22.25      24900
12-Feb-97    23.375     56100
13-Feb-97    24.25      188200
14-Feb-97    25.25      199300
17-Feb-97    25.25      0
18-Feb-97    25.25      85700
19-Feb-97    25         29000


       8/30/96                      10/31/96                        12/24/96                             1/30/97
Investment partnerships     CIG reports record sales        Culbro Corp. announces it    Mafco revises its previously announced
 affiliated with Martin     and net earning for the           will sell as much as       "going private" transaction under which
Zweig acquire a 9.1%      third quarter and the first        $120.8MM in its General        the $38.50 per share price will be
     stake in CIG             nine months of 1996             Cigar subsidiary as it       adjusted upward to the extent that the
                                                                 combines its cigar         gross proceeds per share received by
                                                               holdings into a single       Mafco on the closing of its proposed
                                                                      company             offering of shares of CIG is greater than
                                                                                                           $24.50


        9/5/96                     11/13/96                      1/21/97                                  1/30/97
      BKP Capital                BKP Capital                 Mafco announces the                  CIG reports record sales
    Management Inc.          Management Inc. cuts          proposals to acquire the               and net earnings for the

acquires a 6.6% stake in     their stake in CIG to        15% of Mafco it does not                   fiscal year ended
          CIG                   2.1% from 6.6%          already own, at $38.50 per share             December 31, 1996



            8/15/96                        10/29/96                        1/22/97                             1/30/97
      CIG prices 5.4MM             Swisher Int'l files with              Four Mafco                     CIG files with the SEC
   shares at $23 per share             the SEC to raise             shareholders file suit                to sell 5MM Class A
                                      $140MM through an IPO           claiming Mafco's                       common shares
                                                                       "going private"
                                                                   transaction is a breach
                                                                     of fiduciary duty


                       CONSOLIDATED CIGAR HOLDINGS INC.
================================================================================
                  Trading Statistics of Comparable Companies
                        Data Through February 19, 1997
                       ($MM, except per share amounts)


                                                         Current        Projected                Market Value
   Company                               Share          Price as         5yr EPS       ------------------------------
   (Ticker)                              Price           % High          Growth         Equity (1)     Aggregate(2)
-----------------------------------  ------------    ---------------  --------------  --------------  ----------------
Branded Luxury/Lifestyle
Gucci (5)                              $66.000             82.0 %          25.0 %         $3,861          $3,736
GUC
LVMH (6)                               254.185             88.2            11.0           22,174          23,463
LVMHY
Oakley (7)                               9.000             33.1            26.0              640             617
OO
                                       Mean                                20.7 %
                                       Median                              25.0
Specialty Beers
Boston Beer (8)                         $9.500             39.6 %          28.8 %           $191            $156
SAM
Redhook (9)                             10.500             41.6            30.0               81              97
HOOK
Pete's Brewing (10)                      5.250             24.1            25.0               56              21
WIKD
                                       Mean                                27.9 %
                                       Median                              28.8

Culbro                                 $79.750             98.9 %          15.0 %           $360            $464
CBO
Swisher International Group Inc. (11)   14.500             77.3              NA              494             616
SWR
-----------------------------------------------------------------------------------------------------------------------------------
Consolidated Cigar Holdings Inc. (12)  $25.000             76.6 %           27.0 %          $767            $944
CIG
----------------------------------------------------------------------------------------------------------------------------------

                                                       P/E (3)                                   Aggregate Value/ LTM
Company                             -----------------------------------------------  --------------------------------------------
(Ticker)                                 1996E            1997E           1998E            Sales          EBITDA        EBIT
-----------------------------------  ------------    ---------------  --------------    ----------      -----------  -----------
Branded Luxury/Lifestyle

Gucci (5)                               27.3 x           21.2 x           17.0 x          7.5 x            28.6 x       31.1 x
GUC
LVMH (6)                                27.7             25.2             22.7            3.9              14.1         16.2
LVMHY
Oakley (7)                              13.0             14.3             13.4            2.8               7.5          8.3
OO
                                        22.7 x           20.2 x           17.7 x          4.7 x            16.8 x       18.5 x
                                        27.3             21.2             17.0            3.9              14.1         16.2

Specialty Beers
Boston Beer (8)                         23.2 x           17.3 x           14.0 x          0.8 x            10.2 x       11.4 x
SAM
Redhook (9)                             30.9             27.6             22.3            2.8              13.6         18.0
HOOK
Pete's Brewing (10)                     30.8             19.4             15.5            0.3               6.0          9.1
WIKD
                                        28.3 x           21.4 x           17.3 x          1.3 x             9.9 x       12.8 x
                                        30.8             19.4             15.5            0.8              10.2         11.4

Culbro                                  27.4 x           24.1 x             NA x          2.0 x            13.2 x       16.8 x
CBO
Swisher International Group Inc. (11)   16.7             13.2             10.2            2.8              12.3         14.3
SWR
Consolidated Cigar Holdings Inc. (12)   22.5 x           19.1 x           16.7 x          4.8 x            18.0 x       20.9 x
CIG                                                      16.1 (13)



                                              Aggregate Value/1996E (4)
Company                             --------------------------------------------
(Ticker)                                 Sales          EBITDA        EBIT
-----------------------------------  ----------      -----------  -------------
Branded Luxury/Lifestyle
Gucci (5)                               3.6 x            12.7 x       13.5 x
GUC
LVMH (6)                                4.2              15.4         18.0
LVMHY
Oakley (7)                              2.7               6.5          7.1
OO
                                        3.5 x            11.6 x       12.9 x
                                        3.6              12.7         13.5

Specialty Beers
Boston Beer (8)                         0.8 x             8.8 x       10.0 x
SAM
Redhook (9)                             2.6              12.6         16.3
HOOK
Pete's Brewing (10)                     0.3               5.5          7.9
WIKD
                                        1.2 x             9.0 x       11.4 x
                                        0.8               8.8         10.0

Culbro                                  1.9 x            12.1 x       15.4 x

CBO
Swisher International Group Inc. (11)   2.7                NA           NA
SWR
Consolidated Cigar Holdings Inc. (12)   4.5 x            16.4 x       18.8 x
CIG

---------------------------------------
Notes:   1) Equity value defined as current price x shares outstanding
         2) Aggregate Market Value is defined as Market Equity + Total Debt - Cash and Equivalents.
         3) Calendarized; Calculated using First Call estimates.
         4) Calendarized; Calculated using latest Valueline estimates.
         5) Sales, EBIT and EBITDA estimates from Barclays research report dated October 8, 1996.
         6) Sales, EBIT and earning estimates from UBS research report dated August 16, 1996. D&A projected as constant from LTM.
         7) Sales, and EBIT estimates from Oppenheimer research report dated October 14, 1996. D&A projected as constant from LTM.
         8) Sales, EBIT and EBITDA estimates from Alex, Brown research report dated July 30, 1996.
         9) Sales and EBIT estimates from Dean Witter research report dated October 8, 1996. D&A projected as constant from LTM.
        10) Sales and EBIT estimates from Dean Witter research report dated October 2, 1996. D&A projected as constant from LTM.
        11) Sales estimates from management.
        12) Sales, EBIT and EBITDA estimates from Morgan Stanley research report dated November 20, 1996.
        13) Based on mean of internal management estimate range of $1.50-$1.60 EPS for 1997E.

                        MAFCO CONSOLIDATED GROUP INC.
--------------------------------------------------------------------------------
            Analysis of Selected Minority Squeeze-Out Transactions

                               1987 to Present


                                                                         Year of                         Premium Offered Over Market
Date of                                                       Initial    Initial     Final     Purchase  ------------------------
 Pub.                                                        Ownership   Ownership  Considera- Value      Unaffected    Day Prior
 Anc.     Acquiree/Acquiror(1)       Acquiree's Industry     Position(2) Position(2) tion(3)   Offered      Price      To Pub. Anc.
-------   --------------------       -------------------     ----------  ----------- --------  ---------  -----------   -----------
                                                                                                   ($MM)
01/13/97 Systemix Inc./                   Biotechnology           73.20%      1991     $19.50    $75.80         29%          27%
         Novartis AG (Pending)

10/18/95 Applied Immune Sciences/         Biotechnology           46.00       1974      11.75     84.40         47           68
         Rhone-Poulenc Rorer*

05/19/95 Bic Corp./                       Consumer and            77.00       1971      40.50    218.80         30           13
         Bic SA**                          Stationary
                                           products

03/07/95 Lin Broadcasting Corp./          Communication           52.00       1994     129.50  3,323.30         (7)          (3)
         AT&T Co.***

12/29/94 Fleet Mortgage Group Inc./       Mortgage Banking        81.00       1974      20.00    190.00         21           15
           (Mortgage Assoc.)
         Fleet Financial Group Inc.**

11/02/94 Pacific Telecom/Pacificorp       Cellular Phone          86.60       N/A       30.00    159.00         21           24
                                          Services

09/27/94 Ogden Projects Inc./Ogden Corp.  Heavy Construction,     84.20       N/A       18.38    110.30          6            6
                                          Waste Management

09/08/94 Contel Cellular Inc./            Cellular services,      90.00      1991       25.50    254.26         39           43
         GTE Corp.**                      telecommunications

08/24/94 Castle & Cooke Inc./             Real estate development 83.00       N/A       15.75     81.50         52           35
         Dole Foods

07/28/94 Chemical Waste Management/       Waste Management        78.60      1986        8.85    397.10          4           11
         WMX Technologies**

                                  -9-

                        MAFCO CONSOLIDATED GROUP INC.
--------------------------------------------------------------------------------
            Analysis of Selected Minority Squeeze-Out Transactions


                               1987 to Present
                                 (continued)



                                                                         Year of                         Premium Offered Over Market
Date of                                                       Initial    Initial    Final      Purchase  ------------------------
 Pub.                                                        Ownership   Ownership  Considera- Value      Unaffected    Day Prior
 Anc.     Acquiree/Acquiror(1)       Acquiree's Industry     Position(2) Position(2) tion(3)   Offered      Price      To Pub. Anc.
-------   --------------------       -------------------     ---------  ------------ --------  ---------   ----------   ----------
                                                                                                   ($MM)

04/28/94 Enquirer/Star Group Inc./  Printing, Publishing, and    77.00%        N/A     $17.50    $636.00         2%           20%
         MacFadden Holdings Inc. &  Allied Industries
         Boston Ventures L.P****

03/01/94 Foxmeyer Corp.             Wholesale Drug Distributor   80.50        1993      14.75      82.44        (3)           (6)
         (Foxmeyer Health Corp.)/
         National Intergroup Inc.

11/23/93 Southeastern Public        Conglomerate-utilities, gas  71.00        1970      22.20      69.00        (5)            3
         Service Co./Triarc Co.     and insurance
         (DWG)

10/13/93 Medical Marketing Group    Marketing for                54.20        1993      27.25     157.63        (8)          (18)
         Inc./Medco Containment     Pharmaceuticals
          Services Inc.***(4)

02/22/93 United Investors           Financial Services           83.00        1991      31.25     216.00        13            16
         Management Company/
         Torchmark Corp.***

08/17/92 PHLCorp Inc./              Motivation Service,          63.00        1987      25.78     140.00        28            12
         Leucadia National Corp.    Trading Stamps

03/02/92 Grace Energy Corp./        Divested Energy Company      83.40        1989      19.00      80.10        60            31
         W.R. Grace & Co.**

02/24/92 Unocal Exploration Corp./  Oil and Gas                  96.00        1985      11.68     116.78        18            21
         Unocal Corp.**

                        MAFCO CONSOLIDATED GROUP INC.
--------------------------------------------------------------------------------
            Analysis of Selected Minority Squeeze-Out Transactions

                               1987 to Present
                                 (continued)


                                                                          Year of                        Premium Offered Over Market
Date of                                                       Initial     Initial     Final   Purchase   --------------------------
 Pub.                                                         Ownership   Ownership  Considera-  Value    Unaffected    Day Prior
 Anc.     Acquiree/Acquiror(1)       Acquiree's Industry      Position(2) Position(2)  tion(3)   Offered    Price      To Pub. Anc.
-------   --------------------       -------------------      ---------   ------------ -------- ---------  ----------   -----------
                                                                                                   ($MM)

10/29/91 American Television &           Communications         82.00%      1986       $82.50       $65.00      70%      61%
         Communications Corp./
         Time Warner Inc.**

09/16/91 Arkla Exploration Co./          Oil and Gas Extraction 82.00        N/A        15.43        92.60      30       22
         Arkla Inc.**

05/01/91 United Artists Entertainment    Media and Cable        57.20        N/A        17.70     1,190.79      41       31
         Corp./Tele-Communications Inc.

02/08/91 Bond International Gold Inc./   Metal mining           75.00        N/A         5.59       131.80      43       67
         LAC Minerals Ltd.

02/06/91 Hamilton Oil Corp./             Oil and Gas            50.10       1987        40.00       296.39      21       18
         Broken Hill Proprietary Co.***  Exploration

01/03/91 Ocean Drilling & Exploration    Oil and Gas            61.00       1954        19.12       389.50       9       12
         Co./Murphy Oil Corp.**          Exploration

09/11/90 Sizzler Restaurants             Restaurants            66.00        N/A        13.50       100.00     (27)     (19)
         International Inc./
         Collins Foods

07/31/90 Freeport-McMoran Oil & Gas      Oil and Gas            81.50        N/A        11.00       252.70      49       37
         Co./Freeport-McMoran Inc.**     Exploration

07/19/90 Caesars New Jersey Inc./        Hotels, Rooming        86.60       1978        22.58        45.82      35       36
         Caesars World Inc.**            Houses, Camps & Other

                        MAFCO CONSOLIDATED GROUP INC.
--------------------------------------------------------------------------------
            Analysis of Selected Minority Squeeze-Out Transactions

                               1987 to Present
                                 (continued)


                                                                          Year of                        Premium Offered Over Market
Date of                                                       Initial     Initial     Final   Purchase   --------------------------
 Pub.                                                         Ownership   Ownership  Considera-  Value    Unaffected    Day Prior
 Anc.     Acquiree/Acquiror(1)       Acquiree's Industry      Position(2) Position(2)  tion(3)   Offered    Price      To Pub. Anc.
-------   --------------------       -------------------      ---------   ------------ -------- ---------  ----------   -----------
                                                                                                   ($MM)
05/17/90 DST Systems Inc./             Proprietary Software      87.10%    N/A        $15.85       $39.00      54%        24%
         Kansas City Southern          Systems
         Industries Inc.

05/09/90 American Capital Management   Financial Services        82.60     N/A         11.50        50.70      28         31
         & Research Inc./Travelers Inc.
         (Primerica)

03/19/90 LPL Technologies Inc./        Fiber Optics and Cable    51.00     N/A         25.00       325.10      44         28
         Cheshire Acquisition
         Corp.****(5)

03/02/90 Triton Group Ltd./            Financial Buyer           51.60    1986         12.42        76.20      13          3
         Intermark Inc.***

02/16/90 National Mine Service Co./    Mining Supplies and       51.20    1983          8.87        20.15      11         20
         Anderson Group PLC            Health and Safety Products

01/24/90 Copperweld Corp./             Primary Metal Industries  55.60    1975         17.00        78.16      34         47
         Imetal S.A.

12/22/89 PCS Inc./                     Health Plans Consulting   86.00     N/A         20.00        41.08      --         --
         McKesson Corp.

10/19/89 Soo Line Corp./               Railroad Transportation   56.00    1984         21.50        82.30      24         22
         Canadian Pacific Ltd.

07/37/89 Erbamont NV/                  Pharmaceuticals           72.00     N/A         37.00       653.02      33         18
         Montedison SPA

07/31/89 Himont/                       Chemicals                 81.00     N/A         49.00       688.20      32         15
         Montedison SPA

                        MAFCO CONSOLIDATED GROUP INC.
--------------------------------------------------------------------------------
            Analysis of Selected Minority Squeeze-Out Transactions

                               1987 to Present
                                 (continued)


                                                                          Year of                        Premium Offered Over Market
Date of                                                       Initial     Initial     Final    Purchase  --------------------------
 Pub.                                                         Ownership   Ownership  Considera-  Value    Unaffected    Day Prior
 Anc.     Acquiree/Acquiror(1)       Acquiree's Industry      Position(2) Position(2)  tion(3)   Offered    Price      To Pub. Anc.
-------   --------------------       -------------------      ---------   ----------- -------- ---------  ----------   -----------
                                                                                                   ($MM)
06/08/89 Fisher Scientific Group Inc./  Instrumentation Chemicals 81.00%     N/A        $22.25      $183.50      14%       15%
         Henley Group Inc.**

05/24/89 Westmarc Communications Inc./  Tele-Communications       75.00      1984        32.25       209.63      55        19
         Tele-Communications Inc.**

05/19/89 TGI Friday's Inc./             Restaurants               81.00      1988        14.87        53.53      14        12
         Carlson Companies, Inc.

04/06/89 Ocean Drilling & Exploration   Oil and Gas Exploration   61.00       N/A        19.12       372.13      --        12
         Co./Murphy Oil Corp.

12/14/88 Micro D, Inc./                 Microcomputer Software    59.00       N/A        14.75        43.90      57        40
         Ingram Industries Inc.

12/05/88 TJX Cox./                      Retail                    83.00       N/A        34.80       313.60      47        42
         Zayre Corp.

08/15/88 Malrite Communications         Television                75.00       N/A        11.12       329.00      28        39
         Group Inc./Private Investors -
         Malrite Communications
         Group's Management****(6)

06/14/88 Arthur D. Little Inc./         Business Services         75.00       N/A        60.00        39.00       8         0
         Memorial Drive Trust****(7)

06/10/88 Gruen Marketing Corp./         Watches                   77.00       N/A        11.75        22.00      16         5
         S.H. Holdings Inc.****(8)

                        MAFCO CONSOLIDATED GROUP INC.

--------------------------------------------------------------------------------
            Analysis of Selected Minority Squeeze-Out Transactions

                               1987 to Present
                                 (continued)


                                                                           Year of                       Premium Offered Over Market
Date of                                                          Initial   Initial    Final     Purchase --------------------------
 Pub.                                                          Ownership   Ownership  Considera-  Value    Unaffected    Day Prior
 Anc.     Acquiree/Acquiror(1)       Acquiree's Industry       Position(2) Position(2)  tion(3)   Offered    Price      To Pub. Anc.
-------   --------------------       -------------------       ----------  ----------- -------- ---------  ----------   -----------
                                                                                                   ($MM)
03/10/88 Ideal School Supply Corp./   Education and Learning     55.30%     1987       $12.00       $22.20       7%        14%
         ISSC Holdings Inc.****       Materials

03/01/88 Certainteed Corporation/     Stone, Clay, Glass and     57.10       N/A        47.50       387.00      85          3
         Cie De Saint-Gobain SA       Concrete

02/17/88 Genmar Industries Inc./      Recreational Powerboats    83.50       N/A        12.50        98.00      51         36
         Minstar Inc.****(9)

06/22/87 Camco Inc./                  Electrical & Electronic    65.00       N/A        29.00        80.00      19         20
         Pearson PLC                  Machinery

03/26/87 Standard Oil Co./            Oil and Gas                55.00       N/A        73.50     7,900.00      33         13
         British Petroleum Co. PLC


Total                   Mean:                     27%               21%
                        Median:                   28                20
1994-present            Mean:                     19                21
                        Median:                   21                18

1992-93                 Mean:                     18                11
                        Median:                   16                14

1990-91                 Mean:                     30                28
                        Median:                   34                28

1987-89                 Mean:                     33                19
                        Median:                   30                15

                        MAFCO CONSOLIDATED GROUP INC.
--------------------------------------------------------------------------------
            Analysis of Selected Minority Squeeze-Out Transactions

                               1987 to Present
                                 (continued)


Description of transaction provided, when available, and when acquisition of 50%+ majority was not conducted through public market acquisition or acquired via another company.

     *  Original ownership stake does not exceed 50%
    **  Public Spin-Off of Sub. Buy Back of publicly held shares
   *** Stake acquired through acquisition of another company by parent **** LBO/MBO Acquisition


Transactions included have the following characteristics: (1) significant period (more than 1 year) between purchase of majority interest and purchase of remaining outstanding shares, (2) majority interest position exceeds 50% of the total number of outstanding shares, (3) purchase of back-end occurs after 1986,
(4) transaction is completed. Data based on information provided in publicly filed documents, Securities Data Corp., Moody's and Morgan Stanley databases.


       Notes:   (1)  Names listed in parentheses ( ) reflect previous name of company.
                (2)  Based on level of ownership prior back-end acquisition.
                     For spin-off and buy back transactions, year of IPO provided.
                (3)  Based on final offer price per share.
                (4)  In connection with Merck/Medco Merger Agreement, Merck and
                     Old Medco decided Medco after the merger would acquire the remaining equity interest in MMG.
                (5)  Acquiring group consisted of LPL Technologies Chairman and
                     CEO, Lawrence J. DeGeorge and his son, Lawrence F.
                     DeGeorge, president.
                (6)  Acquirors comprised of Malrite Chairman and CEO, Milton
                     Maltz and management group.
                (7)  Company ESOP.
                (8)  S.H. Holdings controlled by Seymour Holtzman, Chairman and
                     CEO of Gruen Marketing.
                (9)  Minstar controlled by Irwin Jacobs.